Exhibit 4.350

/Emblem of the Russian Federation/

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF COMMUNICATIONS, INFORMATION TECHNOLOGY AND MASS MEDIA

LICENSE

No. 139196 dated February 16, 2016

For Rendering

Intrazonal communications services

This License is granted to

Limited Liability Company

Promsvyaz-Invest (Zelenaya Tochka Group)

Primary State Registration Number of a Legal Entity
(Individual Entrepreneur) (OGRN, OGRNIP)

1124823007847

Tax Identification Number (TIN)

4826082163

Location address (place of residence):

9, Kommunalnaya sq., Lipetsk, Lipetsk region, 398059

The territory covered by telecommunications services is specified in the Appendix.

This License is granted for a term:

until February 16, 2021.

This License is granted by decision of the licensing body - Order dated December 25, 2015 No. 800-pчc

Appendix being an integral part of this license is executed on 2 sheets.

Deputy Head	/signature/ O.A. Ivanov

Stamp here
Official seal:
MINISTRY OF TELECOM AND MASS COMMUNICATIONS
OF THE RUSSIAN FEDERATION
FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE
OF COMMUNICATIONS, INFORMATION TECHNOLOGY
AND MASS MEDIA
PSRN 1087746736296

CN 076039